Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors
MeriStar Hospitality Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-60463) on Form S-8 (MeriStar Hospitality Corporation Incentive Plan), the registration statement (No. 333-60465) on Form S-8 (MeriStar Hospitality Corporation Non-employee Director’s Incentive Plan), the registration statement (No. 333-66229) on Form S-3 and the registration statement (No. 333-37888) on Form S-8 (MeriStar Hospitality Corporation Employee Stock Purchase Plan) of our report dated February 12, 2004, except as to note 17, which is as of March 8, 2004, with respect to the consolidated balance sheets of MeriStar Hospitality Corporation and subsidiaries as of December 31, 2003 and 2002 and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2003, the related financial statement schedule of real estate and accumulated depreciation, our report dated February 12, 2004, except as to note 17, which is as of March 8, 2004, with respect to the consolidated balance sheets of MeriStar Hospitality Operating Partnership, L.P. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, partners’ capital, and cash flows for each of the years in the three-year period ended December 31, 2003, the related financial statement schedule of real estate and accumulated depreciation, and our report dated February 12, 2004, on the related supplementary consolidating information, which reports appear in the December 31, 2003 annual report on Form 10-K of MeriStar Hospitality Corporation.

Our reports on the consolidated financial statements and the related financial statement schedule of MeriStar Hospitality Corporation and MeriStar Hospitality Operating Partnership, L.P. refer to the adoption of Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets in 2002 and SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No.13, and Technical Corrections in 2003.

/s/ KPMG LLP
McLean, VA
March 12, 2004